QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 4, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

EQUIFAX INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-0401110 (I.R.S. Employer Identification No.)
1550 Peachtree Street, N.W. Atlanta, Georgia 30309 (404) 885-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Equifax Inc. 2001 Nonqualified Stock Incentive Plan
(Full Title of the Plan)

Kent E. Mast, Esq.
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
(404) 885-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Larry D. Ledbetter, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E., Suite 2800
Atlanta, Georgia 30309
(404) 815-6500
(404) 815-6555 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, par value $1.25 per share	4,000,000 shares	$24.22	$94,040,735	$11,915

(1)
This registration statement also relates to an equal number of rights to purchase shares of Common Stock which are currently attached to and transferable only with shares of Common Stock registered hereby.

(2)
Together, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Equifax Inc. 2001 Nonqualified Stock Incentive Plan (the "Plan") as the result of a stock split, stock dividend, reclassification of stock, corporate transaction or similar adjustment of the outstanding shares of Equifax Inc. (the "Registrant").

(3)
With respect to 1,855,729 shares of Common Stock underlying options issued under the Plan prior to the date hereof, calculated based on the exercise price of such options pursuant to Rule 457(h)(1) under the Securities Act. With respect to 2,144,271 shares of Common Stock underlying options to be issued in the future under the Plan, estimated solely for the purpose of determining the registration fee with respect to the shares being registered hereby pursuant to Rule 457(c) and (h)(1) under the Securities Act, based on $24.22, the average of the high and low prices of the Registrant's Common Stock on June 1, 2004, as reported on the New York Stock Exchange.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The reports listed below have been filed with the Securities and Exchange Commission (the "SEC") by the Registrant and are incorporated herein by reference to the extent not superseded by reports or other information subsequently filed or furnished. All of the Registrant's reports filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such reports.

        (1)   The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 11, 2004;

        (2)   The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the SEC on May 7, 2004;

        (3)   The Registrant's amended Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2003, filed with the SEC on April 29, 2004;

        (4)   All other reports filed with the SEC by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2003; and

        (5)   The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the SEC on December 31, 1964, on Form 8-A, filed under Section 12 of the Exchange Act on November 2, 1995, as amended, and any amendment or report filed for the purpose of updating such description.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The Georgia Business Corporation Code permits, and the Registrant's bylaws require, the Registrant to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Registrant, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Registrant.

        In addition, the Registrant carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act of 1933.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The exhibits included as part of this Registration Statement are as follows:

Exhibit No.	Description
4.1	Articles II, III, IV, V and VI of the Registrant's Amended and Restated Articles of Incorporation, effective as of June 27, 1996 (incorporated by reference to Exhibit B to Registrant's Schedule 14A, filed on March 27, 1996).
4.2
Articles One, Two, Three, Six, Seven, Eight, Nine, Ten and Eleven of the Registrant's Amended and Restated Bylaws, effective as of September 8, 2003 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended December 31, 2003, filed on March 11, 2004).
4.3	Equifax Inc. 2001 Nonqualified Stock Incentive Plan.
4.4
Rights Agreement, dated as of October 25, 1995, between Equifax Inc. and SunTrust Bank, Atlanta with Form of Right Certificate attached as Exhibit "A" (incorporated by reference to Exhibit 4.3 to Registrant's Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).
5	Opinion and Consent of Kilpatrick Stockton LLP, Counsel to the Registrant.
23.1	Consent of Ernst & Young LLP.
23.2	Statement Pursuant to Rule 437a of the Securities Act of 1933 Regarding Absence of the Consent of Arthur Andersen LLP.
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).
24	Power of Attorney (included on the Signature Page).

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 4, 2004.

EQUIFAX INC.
By:	/s/ THOMAS F. CHAPMAN Thomas F. Chapman Chairman and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned directors and officers of Equifax Inc., do hereby appoint Thomas F. Chapman, Kent E. Mast and Donald T. Heroman, each our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Equifax Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement of Equifax Inc. on Form S-8, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys-in-fact and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 4, 2004.

/s/ THOMAS F. CHAPMAN Thomas F. Chapman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ DONALD T. HEROMAN Donald T. Heroman	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ NUALA M. KING Nuala M. King	Vice President and Corporate Controller (Principal Accounting Officer)
/s/ LEE A. AULT, III Lee A. Ault, III	Director
/s/ JOHN L. CLENDENIN John L. Clendenin	Director
/s/ JAMES E. COPELAND James E. Copeland	Director
[Signatures continued on following page]

[Signatures continued from preceding page]
/s/ A. WILLIAM DAHLBERG A. William Dahlberg	Director
/s/ L. PHILLIP HUMANN L. Phillip Humann	Director
/s/ LEE A. KENNEDY Lee A. Kennedy	Director
/s/ LARRY L. PRINCE Larry L. Prince	Director
/s/ D. RAYMOND RIDDLE D. Raymond Riddle	Director
/s/ LOUIS W. SULLIVAN, M.D. Louis W. Sullivan, M.D.	Director
/s/ JACQUELYN M. WARD Jacquelyn M. Ward	Director

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles II, III, IV, V and VI of the Registrant's Amended and Restated Articles of Incorporation, effective as of June 27, 1996 (incorporated by reference to Exhibit B to Registrant's Schedule 14A, filed on March 27, 1996).
4.2
Articles One, Two, Three, Six, Seven, Eight, Nine, Ten and Eleven of the Registrant's Amended and Restated Bylaws, effective as of September 8, 2003 (incorporated by reference to Exhibit 3.2 to Registrant's Form 10-K for the year ended December 31, 2003, filed on March 11, 2004).
4.3	Equifax Inc. 2001 Nonqualified Stock Incentive Plan.
4.4
Rights Agreement, dated as of October 25, 1995, between Equifax Inc. and SunTrust Bank, Atlanta with Form of Right Certificate attached as Exhibit "A" (incorporated by reference to Exhibit 4.3 to Registrant's Form 10-K for the year ended December 31, 2000, filed on March 29, 2001).
5	Opinion and Consent of Kilpatrick Stockton LLP, Counsel to the Registrant.
23.1	Consent of Ernst & Young LLP.
23.2	Statement Pursuant to Rule 437a of the Securities Act of 1933 Regarding Absence of the Consent of Arthur Andersen LLP.
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5).
24	Power of Attorney (included on the Signature Page).

QuickLinks

  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX